                                                                   EXHIBIT 10.48

                          -----------------------------

                                 LEASE AGREEMENT

                          -----------------------------

                          CTI MOLECULAR IMAGING, INC.,

                                  as Landlord,

                                       and

                             CTI PET SYSTEMS, INC.,

                                   as Tenant.

                             Dated: November 1, 2002

                                    Premises:

                              810 Innovation Drive
                           Knoxville, Tennessee 37932

                           830 Corridor Park Boulevard
                           Knoxville, Tennessee 37932

                              835 Innovation Drive
                           Knoxville, Tennessee 37932

                           3100 Stock Creek Boulevard
                            Rockford, Tennessee 37853

                              10516 Lexington Drive
                           Knoxville, Tennessee 37932

                                TABLE OF CONTENTS

ARTICLE 1 REFERENCE DATA AND DEFINITIONS.........................................    1
ARTICLE 2 DEMISED PREMISES AND TERM..............................................    2
    Section 2.1. Demised Premises................................................    2
    Section 2.2.  Term...........................................................    3
ARTICLE 3 RENT...................................................................    3
    Section 3.1.  Basic Rent.....................................................    3
    Section 3.2.  Additional Rent................................................    3
    Section 3.3.  Past Due Rent..................................................    3
    Section 3.4.  Basic Rent Adjustment..........................................    3
ARTICLE 4 NET LEASE..............................................................    4
    Section 4.1.  Net Lease......................................................    4
ARTICLE 5 IMPOSITIONS............................................................    5
    Section 5.1.  Impositions....................................................    5
    Section 5.2.  Exclusions from Impositions....................................    5
    Section 5.3.  Tax Receipts...................................................    5
    Section 5.4.  Tax Consents...................................................    6
ARTICLE 6 CONDUCT OF BUSINESS BY TENANT..........................................    6
    Section 6.1.  Use of Demised Premises........................................    6
    Section 6.2.  Compliance with Laws and Requirements of Public Authorities....    7
ARTICLE 7  INSURANCE.............................................................    7
    Section 7.1.  Hazard Insurance...............................................    7
    Section 7.2.  Other Insurance................................................    7
    Section 7.3.  Insurers and Policies..........................................    8
    Section 7.4.  Rental Insurance...............................................    8
    Section 7.5.  Additional Insured.............................................    9
    Section 7.6.  Loss Payee.....................................................    9
    Section 7.7.  Concurrent and Blanket Insurance...............................    9
ARTICLE 8  REPAIRS, ALTERATIONS AND MECHANICS' LIENS.............................    9
    Section 8.1.  Repairs........................................................    9
    Section 8.2.  Alterations by Tenant..........................................    9
    Section 8.3.  Alterations by Landlord........................................   10
    Section 8.4.  Mechanics' Liens...............................................   11
ARTICLE 9 BUILDING SERVICES......................................................   11
    Section 9.1.  Building Services..............................................   11
    Section 9.2.  Electricity....................................................   11
    Section 9.3.  Interruption of Services.......................................   12
ARTICLE 10 LANDLORD'S RIGHT TO CURE..............................................   13
    Section 10.1.  Landlord's Right to Cure......................................   13
ARTICLE 11 INDEMNITY.............................................................   13
    Section 11.1.  Tenant's Indemnity and Landlord's Non-Liability...............   13
    Section 11.2.  Tenant's Waiver of Subrogation................................   15
    Section 11.3.  Landlord's Indemnity and Tenant's Non-Liability...............   15
    Section 11.4.  Landlord's Waiver of Subrogation..............................   16
ARTICLE 12 DAMAGE BY CASUALTY....................................................   16
    Section 12.1.  Notice........................................................   16
    Section 12.2.  Restoration of Improvements...................................   16
ARTICLE l3 EMINENT DOMAIN........................................................   17
    Section 13.1.  Taking of Demised Premises....................................   17
    Section 13.2.  Surrender.....................................................   17
    Section 13.3.  Rent Adjustment for Partial Taking............................   17
    Section 13.4.  Awards........................................................   17
    Section 13.5.  Reconstruction................................................   17

ARTICLE 14 ACCESS................................................................   18
    Section 14.1.  Access to Demised Premises....................................   18
ARTICLE 15 ASSIGNMENT AND SUBLETTING.............................................   18
    Section 15.1  Consent Required...............................................   18
ARTICLE 16 BANKRUPTCY............................................................   19
    Section 16.1  Bankruptcy.....................................................   19
    Section 16.2.  Measure of Damages............................................   19
ARTICLE 17 TENANT'S DEFAULT......................................................   19
    Section 17.1.  Events of Default.............................................   19
    Section 17.2.  Damages.......................................................   20
    Section 17.3.  Waiver of Jury Trial..........................................   21
ARTICLE 18 SURRENDER.............................................................   21
    Section 18.1.  Possession....................................................   21
    Section 18.2.  Tenant's Property.............................................   21
    Section 18.3.  Merger........................................................   21
    Section 18.4.  Payments After Termination....................................   22
ARTICLE 19 CONDITION OF DEMISED PREMISES.........................................   22
    Section 19.1.  Condition of Demised Premises.................................   22
ARTICLE 20 REMEDIES CUMULATIVE...................................................   22
    Section 20.1.  No Waiver.....................................................   22
ARTICLE 21 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT.......................   22
    Section 21.1.  Estoppel Certificate..........................................   22
    Section 21.2.  Subordination.................................................   23
    Section 21.3.  Attornment....................................................   23
ARTICLE 22 QUIET ENJOYMENT.......................................................   23
    Section 22.1.  Quiet Enjoyment...............................................   23
ARTICLE 23 NOTICES...............................................................   23
    Section 23.1.  Notices.......................................................   24
ARTICLE 24 MISCELLANEOUS PROVISIONS..............................................   24
    Section 24.1.  Survival of Tenant's Obligation...............................   24
    Section 24.2.  Applicable Law and Construction...............................   24
    Section 24.3.  Parties Bound.................................................   24
    Section 24.4.  No Representations by Landlord................................   24
    Section 24.5.  Brokers.......................................................   25
    Section 24.6.  Severability..................................................   25
    Section 24.7.  Definition of Landlord........................................   25
    Section 24.8.  Exculpatory Clause............................................   25
    Section 24.9.  No Recording..................................................   25
    Section 24.10.  Entire Agreement; Modification...............................   25
ARTICLE 25 OPTION TO RENEW.......................................................   26
    Section 25.1.  Option to Renew...............................................   26
LIST OF EXHIBITS TO LEASE AGREEMENT..............................................   28
EXHIBIT A TO LEASE AGREEMENT.....................................................   29
EXHIBIT B TO LEASE AGREEMENT.....................................................   35
EXHIBIT C TO LEASE AGREEMENT.....................................................   36

                                 LEASE AGREEMENT

         This Lease Agreement ("LEASE") is made between Landlord and Tenant named in ARTICLE 1 as of the date set forth therein. Landlord and Tenant, in consideration of the covenants contained herein, agree as follows:

                                    ARTICLE 1
                         REFERENCE DATA AND DEFINITIONS

               The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this ARTICLE 1:

DATE OF EXECUTION          November 1, 2002
OF LEASE:

LANDLORD:                  CTI Molecular Imaging, Inc.
                           a Delaware corporation

LANDLORD'S                 810 Innovation Drive
ADDRESS FOR                Knoxville, Tennessee  37932
RENT AND
NOTICES:

TENANT:                    CTI PET Systems, Inc.
                           a Tennessee corporation

TENANT'S ADDRESS           810 Innovation Drive
FOR NOTICES:               Knoxville, Tennessee  37932

LAND:                      The Land described on EXHIBIT A hereto.

DEMISED PREMISES:          The portion of the buildings, structures and
                           improvements located upon the Land (the "BUILDINGS") occupied from time to time by Tenant, and the nonexclusive right to occupy and use Common Areas, as described on EXHIBIT B hereto.

TENANT'S PRO RATA          The number of square feet occupied by Tenant divided
SHARE:                     by the total space in the Buildings. As of the
                           Commencement Date, the total space in the Buildings will be 277,007 square feet. Upon completion of the additional mezzanine space in Buildings 2 and 3 at 810 Innovation Drive the total space will be 290,007 square feet.

COMMENCEMENT DATE:         January 1, 2003.

EXPIRATION DATE:           December 31, 2012.

TERM:                      Ten years.

RENEWAL TERM:              Two successive terms for five years each.

BASIC RENT:                Eleven dollars ($11.00) per square foot per year for
                           office space, and eight dollars ($8.00) per square foot per year for manufacturing space, and four dollars ($4.00) per square foot per year for warehouse space at 10516 Lexington Drive plus
                           Tenant's Pro Rata Share of eleven dollars ($11.00) per square foot per year for Common Areas of the Building, from the Commencement Date until the Expiration Date, subject to adjustment pursuant to
                           SECTION 3.4.

BASIC RENT ADJUSTMENT:     Increase by 100% of increase in Consumer Price Index
                           increase, not to exceed 3% per year, at the end of years 3,6 and 9, as provided in SECTION 3.5.

CPI DATES:                 The end of the month during which the expiration of
                           three, six and nine years from the Commencement Date occurs.

BUSINESS DAY:              A day on which banks in Knoxville, Tennessee are
                           opened for business.

                                    ARTICLE 2
                            DEMISED PREMISES AND TERM

         SECTION 2.1. DEMISED PREMISES. Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, the Demised Premises, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease. Landlord and Tenant may, from time to time, by agreement, change the configuration and size of the Demised Premises, and Rent will be adjusted accordingly; provided, however, that the configuration of the Demised Premises shall not during the Initial Term be changed in such a manner that the Demised Premises is less than forty percent (40%) of the aggregate space in the Buildings, exclusive of Common Areas. The configuration and size of the Demised Premises shall be determined and measured by Landlord quarterly, as of the beginning of each fiscal quarter of Landlord (October 1, January 1, April 1, and July 1) and Rent payable by Tenant hereunder shall be adjusted accordingly for such quarter based upon the size of the Demised Premises, at the Rent rates provided for herein. The Demised Premises shall include all space within the Buildings occupied by Tenant and all space reserved for or assigned for occupancy by Tenant. The availability of space in the Buildings for occupancy by Tenant or reservation or assignment for Tenant shall be determined by Landlord, provided that the minimum space available to Tenant at all times shall be forty percent (40%) of the aggregate space in the

Buildings, exclusive of Common Areas and, provided, further, that Landlord shall not move Tenant from any space occupied by Tenant without Tenant's prior approval. Landlord and Tenant agree that if Landlord further expands its facilities at 810 Innovation Drive, whether by expanding the existing Buildings there or by adding additional Buildings, or at 830 Corridor Park Boulevard by acquiring additional space there, Tenant shall have the opportunity to negotiate with Landlord with respect to the possibility of Tenant taking additional space in such expansion area.

         SECTION 2.2. TERM. The Term shall commence on the Commencement Date and shall terminate on the Expiration Date.

                                    ARTICLE 3
                                      RENT

         SECTION 3.1. BASIC RENT. Commencing on the Commencement Date, Tenant shall pay to Landlord at the address set forth in ARTICLE 1, or at such other place designated by Landlord in writing, without any prior demand therefor, the Basic Rent set forth in ARTICLE 1, subject to adjustment as provided in SECTION
3.4. Except as may otherwise be set forth in ARTICLE 1, Basic Rent shall be due and payable in equal monthly installments in lawful currency of the United States of America and in arrears on the last day of each and every calendar month thereafter during the term of this Lease based upon the space occupied by Tenant during the month.

         SECTION 3.2. ADDITIONAL RENT. Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Basic Rent, shall be designated as "ADDITIONAL RENT" and shall be payable within five Business Days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease. Payment shall be made at the location specified in
ARTICLE 1, unless otherwise designated by Landlord in writing Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Basic Rent. As used in this Lease, the term "RENT" shall mean Basic Rent and Additional Rent.

         SECTION 3.3. PAST DUE RENT. If Tenant shall fail to pay any Rent before the fifth business day after such Rent is due and payable, Tenant agrees to pay as Additional Rent each day after such fifth day that the Rent remains unpaid a charge (the "LATE CHARGE") which shall be 3% of the amount of such unpaid Rent divided by 30. The Late Charge shall accrue and be payable daily until the unpaid Rent (including the Late Charge) is paid. Tenant agrees that such amounts are not a penalty, but are a reasonable amount to reimburse Landlord for the loss of the use of the funds and the additional administrative costs resulting from late payments.

         SECTION 3.4. BASIC RENT ADJUSTMENT. (a) On each of the CPI Dates (as defined in ARTICLE 1), the Basic Rent payable thereafter shall be increased by an amount equal to the product of (i) the CPI Factor (as defined below) multiplied by (ii) the Basic Rent payable immediately preceding such date; provided, however, that the adjustment to the Basic Rent shall only be made if the CPI Factor is a positive number.

         (b) The term "CPI FACTOR" shall mean the lesser of (i) one hundred percent (100%) of the percentage increase, if any, between (A) the Consumer Price Index for All Urban

Consumers, All Items U. S. Cities Average (1982-84=100), published by the Bureau of Labor Statistics, United States Department of Labor (the "CPI"), for the December which (I) in the case of the first CPI Date immediately precedes the Commencement Date, (II) in the case of the second CPI Date, immediately precedes the first CPI Date, and (III) in the case of the third CPI Date, immediately precedes the second CPI Date, and (B) the CPI for the December immediately preceding the then current CPI Date, or (ii) three percent (3%) per year.

         (c) In the event the relevant CPI shall hereafter be converted to a different standard reference base, the determination of the increase in Basic Rent shall be made with the use of such conversion factor, formula or table for converting the relevant CPI as may be published by the Bureau of Labor Statistics, United States Department of Agriculture, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event the relevant CPI shall cease to be published, then, for the purposes of this SECTION 3.4, there shall be substituted for the CPI such other index selected by Landlord as comparable as possible to the CPI.

         (d) Within thirty (30) days following the publication of the relevant CPI or the substitute therefore following the CPI Date, Landlord shall submit to Tenant a statement setting forth the CPI Factor and the adjustment to Basic Rent as a result thereof. Commencing as of the first day of such ensuing Lease Year and on the first day of each month thereafter, Tenant shall pay to Landlord the increased Basic Rent in the manner provided in SECTION 3.1 of this Lease. The failure of Landlord to submit the statement required pursuant to this
SECTION 3.4 shall not prejudice Landlord's right to thereafter render such a statement, but Tenant shall not be required to pay such adjustment until such statement is rendered.

                                    ARTICLE 4
                                    NET LEASE

         SECTION 4.1. NET LEASE. (a) This Lease shall be deemed and construed to be a "net lease", and Tenant shall pay to Lessor, absolutely net throughout the term of this Lease, the Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind (including, without being limited to, any sales tax on Rent) and without abatement, deduction or set-off except as otherwise expressly provided herein, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth or as may be required by law.

         (b) Except to the extent expressly provided for herein, no happening, event, occurrence or situation during the term of this Lease, whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to quit the Demised Premises or surrender or terminate this Lease or shall relieve Tenant from any of the covenants, agreements, terms, provisions, conditions and limitations contained herein on its part to be observed, performed or complied with, and Tenant waives any rights now or hereafter conferred upon it by statute, proclamation, decree or order, or otherwise, to quit the Demised Premises, or any part thereof, to surrender or terminate this Lease or to claim any abatement, diminution, reduction or suspension of the Rent and other charges payable hereunder on account of any such happening, event, occurrence or situation.

                                    ARTICLE 5
                                   IMPOSITIONS

         SECTION 5.1. IMPOSITIONS. Tenant shall, within thirty (30) days after notice from Landlord, pay to Landlord Tenant's Pro Rata Share of all real estate taxes, sales taxes, assessments, water and sewer rates, rents or charges, use or occupancy taxes, vault charges, license or permit fees and any other governmental levies or charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever (said taxes, assessments, water and sewer rates or charges, vault charges, license or permit fees and other governmental levies or charges being hereinafter referred to as "IMPOSITION"), which are assessed, levied, confirmed, imposed or become a lien upon the Land and Building or become payable, during the term of this Lease; provided, however, that, if by law any such Imposition is payable or may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and shall pay only such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment and interest; and provided further, that any Imposition relating to a fiscal period which is included within the term of this Lease and a part of which is included in a period of time after the expiration of the term of this Lease, other than a termination of this Lease pursuant to ARTICLE 17 shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Demised Premises, or shall become payable, during the term of this Lease) be adjusted between Landlord and Tenant as of the expiration of the term of this Lease, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time after the expiration of this Lease bears to such fiscal period and Landlord shall pay the remainder thereof.

         SECTION 5.2. EXCLUSIONS FROM IMPOSITIONS. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or stamp tax of Landlord (an "EXCLUDED TAX"), and no Excluded Tax shall be deemed to be included within the term Imposition; provided, however, that (a) the foregoing shall not exclude from Impositions excise, sales, gross receipts and similar taxes imposed upon the Rent and (b) if under the laws of the State of Tennessee or any political subdivision thereof an Excluded Tax is hereafter levied or assessed against Landlord or the Rent, in lieu of or as a substitution in whole or in part for taxes assessed or imposed by said State, or any political subdivision thereof, on land and buildings, the same shall be deemed to be included within the term Imposition, and Tenant shall (but to the extent only that such tax or excise, so far as ascertainable, is in lieu of or in substitution for one or more Impositions) pay and discharge such Excluded Tax in accordance with the provisions of SECTION 5.1 in respect of the payment of Impositions.

         SECTION 5.3. TAX RECEIPTS. Landlord shall prepare and timely file all required returns in respect of the Impositions to be paid by Tenant pursuant to this ARTICLE 5. Landlord shall promptly furnish to Tenant copies of all tax returns, official receipts of the appropriate taxing authority, or other evidence evidencing the payment of Impositions and Tenant shall pay its Pro Rata Share thereof as provided in
SECTION 5.1 above.

         SECTION 5.4. TAX CONSENTS. Tenant shall have the right, subject to Landlord's prior consent, which consent will not be unreasonably withheld or delayed, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings. Landlord shall not unreasonably withhold its consent to joining in any such proceeding or permitting the same to be brought in its name provided that the same is required by law or any rule or regulation in order to make such contest effective. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceeding, and Tenant shall indemnify and save harmless Landlord from any such costs or expenses related to the Demised Premises. Tenant shall be entitled promptly to any refund of any such Imposition and penalties or interest thereon which have been paid by Tenant, or which have been paid by Landlord and for which Landlord has been fully reimbursed, notwithstanding the expiration of this Lease prior to payment of said refund. Notwithstanding the foregoing, Landlord shall additionally have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings. The provisions of this SECTION 5.4 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 6
                          CONDUCT OF BUSINESS BY TENANT

         SECTION 6.1. USE OF DEMISED PREMISES. Tenant shall use the Demised Premises during the full term of this Lease solely for general office use, use for light manufacturing and uses ancillary thereto and for any other lawful purpose.

         SECTION 6.2. COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC
AUTHORITIES.

         (a) At all times during the term of this Lease, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of any governmental authority affecting the Demised Premises, and, at its sole cost and expense, Tenant shall immediately comply with all laws and requirements of governmental authorities, including any violation, order or duty imposed upon Tenant, arising from or relating to the Demised Premises, whether now existing or hereafter enacted and whether ordinary or extraordinary, foreseen or unforeseen, including but not limited to matters relating to toxic wastes, hazardous or dangerous materials or other similar substances. Tenant, at its expense, shall comply with all easements, restrictive covenants and matters affecting the Demised Premises.

         (b) Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Demised Premises, which is immoral, a nuisance, contrary to law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained hereunder with respect to the Demised Premises.

         (c) Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage.

         (d) Tenant shall pay all costs, expenses, fines, penalties or damages (including, without limitation, professional fees and disbursements) which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this SECTION 6.2.

         (e) The provisions of this SECTION 6.2 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 7
                                    INSURANCE

         SECTION 7.1. HAZARD INSURANCE. Landlord shall obtain such reasonable hazard insurance on the Land, Building and Demised Premises as Landlord deems appropriate. Tenant shall pay to Landlord Tenant's Pro Rata Share of the cost of such insurance within ten days after receipt of an invoice or bill therefor from Landlord. Except as expressly provided herein, Landlord shall not be responsible for obtaining insurance on any of Tenant's property, whether located within the Demised Premises or otherwise.

         SECTION 7.2. OTHER INSURANCE. Until such time as Tenant elects to arrange for and provide such insurance itself, at its own cost and expense, Landlord, at its sole cost and expense, shall maintain insurance for the mutual benefit of Landlord and Tenant against:

         (a) loss of rental from the Demised Premises, under a rental value insurance policy covering risk of loss due to the occurrence of any of the hazards insured against by Landlord under SECTION 7.1 (if insurance covering such hazards is generally available) in an amount sufficient to prevent Landlord or Tenant from becoming co-insurers and, in any event, in an amount not less than the aggregate requirements for the Term of this Lease including any extensions hereof, including Renewal Terms which become effective pursuant to ARTICLE 25 of this Lease, for (i) Rent, (ii) Impositions and (iii) premiums on insurance required to be carried pursuant to this Article;

         (b) claims for bodily injury, death or property damage under a policy of comprehensive public liability insurance, with such limits as may reasonably be required by Landlord from time to time, but not less than $3,000,000 in respect of injuries to or death of any one person and not less than $5,000,000 in respect of injuries to or death of any number of persons in any one occurrence and not less than $1,000,000 in respect of property damage. Tenant shall also maintain for the mutual benefit of Landlord and Tenant excess ("umbrella") liability policies with total coverage of not less than $10,000,000;

         (c) hazard insurance covering Tenant's personal property located within the Demised Premises, in such amounts as may be agreed by Landlord and Tenant.

Until and unless Tenant elects to provide such insurance itself, the cost of insurance provided by Landlord under this Section 7.2 shall be treated as a common expense of the Buildings, and Tenant shall pay to Landlord Tenant's Pro Rata share of the cost of such insurance within ten days after receipt of an invoice or bill therefor from Landlord. Tenant may, upon ninety (90) days advance notice to Landlord, elect to arrange for and provide such insurance itself, at Tenant's sole cost and expense.

         SECTION 7.3. INSURERS AND POLICIES. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by responsible, well-rated insurers licensed to do business in the State of Tennessee. Upon the execution of this Lease certificates evidencing such insurance coverage shall be delivered to Landlord. At least 30 days prior to the expiration date of any policy, the renewal certificates for such insurance shall be delivered by Tenant to Landlord. All such policies shall contain agreements by the insurers that (a) any loss shall be payable, notwithstanding any act or negligence of Landlord or Tenant which might otherwise result in forfeiture of said insurance, (b) such policies shall not be canceled except upon 30 days prior written notice to each named insured and loss payee and (c) the coverage afforded thereby shall be affected by the performance of any work in or about the Demised Premises. All such policies shall additionally comply with the requirements of SECTION 11.2.

         SECTION 7.4. RENTAL INSURANCE. The rental value policy referred to in
SECTION 7.2(A) shall name Landlord as the loss payee thereunder. Upon receipt of the same, Landlord shall apply the proceeds of such rental value insurance paid to it first to the payment of Rent and then to the payment of Impositions and insurance premiums and other items of Additional Rent becoming due during restoration of the Demised Premises and any balance of such proceeds remaining after payment of said sum shall be paid to Tenant; provided, however, that, if Tenant shall then be in default hereunder, Landlord may retain such balance until the default is cured by Tenant and provided, further, that, if this Lease shall be terminated, whether by reason of the casualty related to the rental insurance payment or otherwise, Landlord may retain any balance for its own account.

         SECTION 7.5. ADDITIONAL INSURED. Except as provided in SECTION 7.4, all policies of insurance required herein shall name Landlord as an additional insured as its interests may appear.

         SECTION 7.6. LOSS PAYEE. The loss, if any, under all policies of the character referred to in SECTION 7.1 shall be payable to Landlord.

         SECTION 7.7. CONCURRENT AND BLANKET INSURANCE. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this ARTICLE 7 to be furnished by Tenant unless Landlord is also included therein as an additional insured, with loss payable as provided in this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall deliver certificates in respect thereof to Landlord as provided in SECTION 7.3 hereof. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under SECTION 7.2 hereof under a blanket insurance policy or policies which can cover other properties owned or operated by Tenant as well as the Demised Premises.

                                    ARTICLE 8
                    REPAIRS, ALTERATIONS AND MECHANICS' LIENS

         SECTION 8.1. REPAIRS. (a) Landlord, at its expense, shall make all necessary or appropriate repairs, interior or exterior, structural or otherwise, ordinary or extraordinary, foreseen or unforeseen to keep the Land and Building in good order and repair. Tenant shall pay to Landlord Tenant's Pro Rata share of the cost of such repairs within ten business days after receipt of an invoice or bill therefor from Landlord. Tenant, at its expense, shall at all times maintain the Demised Premises in a sightly and attractive manner.

         (b) Tenant shall not permit or cause any waste, damage or injury to the Demised Premises or any part thereof.

         SECTION 8.2. ALTERATIONS BY TENANT. Tenant, at its expense, may make such alterations, additions and improvements to the Demised Premises as are necessary or desirable for the conduct of its business; provided, however, that Tenant shall not make any alterations, additions or improvements in or to the Demised Premises which (a) affect the exterior or structure of the Demised Premises or the Building's electrical, plumbing, mechanical or HVAC systems or
(b) reduce the value or utility of the Building, without Landlord's prior written consent in each instance, such consent not to be unreasonably withheld or delayed, and subject to such reasonable conditions and requirements as Landlord may reasonably impose. Prior to making any alterations, additions, installations or improvements, at its expense, Tenant shall obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and deliver duplicates of all such permits, approvals and certificates to Landlord. Tenant shall comply with the requirements of SECTION 6.2 in making any alterations, additions, installations or improvements. Tenant shall carry, or cause Tenant's contractors and sub-contractors to carry, such workmen's compensation, general liability, builders' risk, personal and property damage insurance as Landlord may reasonably require. Tenant shall maintain a complete and current set of "as-built" plans and specifications for the Demised Premises and shall deliver copies thereof to Landlord not later than 30 days after the completion of any alteration, addition or improvement to the Demised Premises. Any approved or permitted alterations by Tenant shall be surrendered to Landlord as provided in
ARTICLE 18 hereof upon expiration of this Lease.

         SECTION 8.3. ALTERATIONS BY LANDLORD. (a) Tenant may request that Landlord construct alterations, additions and improvements to the Demised Premises. In such event, Landlord shall provide an architect and engineer licensed by the State of Tennessee to prepare architectural, mechanical, electrical and plumbing plans and specifications for the construction of such improvements in accordance with general directions from Tenant. The plans and specifications shall include (i) a schematic plan indicating the location of all partitions and doors, a general furniture and equipment layout, and the location and requirement of electrical, telephone and plumbing; and (ii) final plans consisting of all plans and specifications necessary to construct the improvements, including mechanical and electrical working drawings, which will be certified by the architect or engineer and will be in a form which building permits can be readily obtained and shall comply with applicable local laws, ordinances, codes and regulations; the final plans shall contain all mechanical and electrical working drawings. Tenant's plans shall be subject to Landlord's approval. If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant of the reasons for withholding approval. After being so advised by Landlord, Tenant shall submit revised Tenant's Plans incorporating the reasonably required revisions for Landlord's approval.

         (b) Prior to commencing construction of the improvements, Landlord shall submit to Tenant a written estimate of all costs to complete the improvements. Tenant shall either approve or specify its objections to the estimate within three (3) business days after receipt thereof. If Tenant disapproves the estimate, Landlord and Tenant shall jointly agree to changes to Tenant's plans that will achieve the Tenant's desired results and Landlord shall submit a revised estimate, and the parties shall follow this procedure until the estimate is finally approved by Tenant. Tenant shall not unreasonably withhold or delay its approval of the estimate. Landlord shall not be obligated to proceed with the Tenant improvements until Tenant approves the estimate in writing.

         (c) Upon Tenant's approval of the plans and estimate, and following the receipt of the appropriate permits, Landlord shall proceed with the construction of Tenant improvements. Contractors selected by Landlord shall construct the Tenant improvements at Landlord's expense.

         (d) Tenant shall reimburse Landlord for all of the actual costs incurred by Landlord for the plans and improvements, plus interest at a rate equal to the rate then paid by Landlord on its working capital line of credit. Tenant shall pay such costs as Additional Rent in equal monthly installments sufficient to fully repay Landlord by the end of the Term. Tenant shall be obligated to pay Landlord for such costs even if the Tenant improvements are not completed due to some fault of Tenant, or if Tenant breaches this Lease, or otherwise terminates this Lease prior to the Termination Date.

         (e) In the event Tenant breaches this Lease, or otherwise terminates this Lease prior to the Termination Date, Landlord shall have the option to accelerate all remaining unpaid installments of the foregoing improvement costs, which amount shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which Tenant waives. If Landlord exercises its option to require that such costs be immediately paid, then in such event and from the date of the occurrence of such acceleration, notwithstanding any other provisions herein to the contrary, such costs shall bear interest at a rate equal to the highest rate allowed by applicable law. In addition, Tenant shall pay to Landlord, upon demand, all expenses and costs, including, but not limited to, reasonable attorneys' fees, that the Landlord incurs in collecting or attempting to collect the accelerated balance of the costs.

         SECTION 8.4. MECHANICS' LIENS. Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Demised Premises and every part thereof free and clear of any lien or encumbrance in respect of such work; and
(c) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Demised Premises or any part thereof, and shall cause the same to be removed or bonded within thirty (30) days (or such additional time as Landlord may consent to in writing). If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the lower of the prime rate published from time to time in the Money Rates section of the Wall Street Journal plus four percent (4%) or the maximum rate permitted by law (the "DEFAULT RATE") from the date Landlord makes such payment. The provisions of this SECTION 8.4 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9
                                BUILDING SERVICES

         SECTION 9.1. BUILDING SERVICES. Landlord shall be responsible for obtaining all services to the Demised Premises reasonably necessary for Tenant's occupancy thereof, including, without being limited to, all water, heat, air conditioning, ventilation, electricity, sewerage, elevator service, janitorial service, waste removal service and landscaping services. Tenant shall pay to Landlord Tenant's Pro Rata Share of the cost of such services within ten (10) business days after receipt of an invoice or bill therefor from Landlord. Landlord shall provide such services in accordance with the Building and Environmental Control Standard Operating Procedure attached hereto as EXHIBIT C, as such Standard Operating Procedure may be amended from time to time by agreement of Landlord and Tenant.

         SECTION 9.2. ELECTRICITY. Tenant shall not use the Building's electric distribution systems in excess of the capacity for which such systems were designed. Tenant shall not, without Landlord's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed), make any alterations or additions to the electric system of the Building existing at the commencement of the Term. If Landlord grants such consent, the cost of all additional risers and other equipment required therefor shall be paid by Tenant.

         SECTION 9.3. INTERRUPTION OF SERVICES. Landlord shall not be responsible for any interruption of services to the Demised Premises and does not covenant that Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies, government regulation, earthquakes or any other cause, whether similar or dissimilar. No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant's obligations under this Lease unless such interruption or stoppage is due to Landlord's gross negligence or willful misconduct. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of Building services.

         SECTION 9.4 BUILDING AND ENVIRONMENTAL CONTROL. Landlord shall use commercially reasonable efforts, within the capabilities of the existing heating, ventilating and air conditioning systems servicing the Demised Premises, to maintain within that portion of the Demised Premises designated as manufacturing space building and environment conditions within the parameters set forth in the Building and Environment Control Standard Operating Procedure attached hereto as EXHIBIT C, as such Standard Operating Procedure may be amended from time to time by agreement of Landlord and Tenant (the "ENVIRONMENT STANDARDS"). If Tenant determines that Landlord is regularly failing to maintain the Environment Standards, Tenant shall notify Landlord in writing of the condition that fails to meet the required Environment Standards, and Landlord shall promptly use commercially reasonable efforts to remedy the situation. If Landlord reasonably determines that modifications of building heating, ventilating and air conditioning systems serving the Demised Premises are necessary in order to remedy the failure to meet the Environment Standards, Landlord shall so advise Tenant in writing. Tenant shall determine whether it wishes to have the modifications made, and notify Landlord of such determination within thirty (30) days after the notice from Landlord. If Tenant elects to have the proposed modifications made, Landlord shall make the modifications at Tenant's expense. Tenant shall promptly reimburse Landlord for the costs of the modifications, including design, construction and other related costs, upon the submission of invoices for such costs by Landlord. If Tenant elects to decline to have the proposed modifications made, Landlord shall be relieved of responsibility for any failure to maintain the Environment Standards that reasonably could be expected to have been avoided had the proposed modifications been made. Except as provided above with respect to situations in which Landlord determines that modifications of building systems are necessary and tenant declines to have such modifications made, if Landlord regularly fails to maintain the Environment Standards, within the reasonable capabilities of the building heating, ventilating and air conditioning systems serving the Demised Premises, for a period of sixty (60) days after written notice to Landlord from Tenant, Landlord shall indemnify Tenant for any actual losses sustained by Tenant after such sixty (60) days period directly caused by such failure. Provided, however, that Landlord's responsibility for such damages shall be limited to an amount equal to the amount of Basic Rent due hereunder for the lease year during which the failure to maintain the Environment Standards occurs. Landlord shall not be liable to Tenant for lost profits or other consequential or special damages. Provided that Landlord otherwise maintains the Demised Premises in a tenantable condition, Tenant's sole remedy for failure to maintain the Environment Standards shall be as set forth in this
SECTION 9.4.

                                   ARTICLE 10
                            LANDLORD'S RIGHT TO CURE

         SECTION 10.1. LANDLORD'S RIGHT TO CURE. If Tenant shall at any time fail to (a) pay any Imposition in accordance with the provisions of ARTICLE 5,
(b) to take out, pay for, maintain or deliver any of the insurance policies provided for in ARTICLE 7, (c) to perform any maintenance or repair required by
SECTION 8.1, (d) to cause any lien of the character referred to in SECTION 8.4 to be discharged as therein provided, or (e) shall fail to perform any other act on its part to be performed under this Lease and such failure shall continue for a period of thirty (30) days after notice thereof, specifying such failure, shall have been given to Tenant or, in the case of a failure which cannot with due diligence be remedied by Tenant within thirty (30) days, if Tenant shall fail to proceed as promptly as may reasonably be possible after the service of such notice and with all due diligence to remedy the failure or shall thereafter fail to prosecute the remedying of such failure with all due diligence, the Landlord may, but shall not be obligated to do so, and without further notice or demand upon Tenant and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, (i) pay any Imposition payable by Tenant pursuant to the provisions of ARTICLE 5, (ii) take out, pay for and maintain any of the insurance policies provided for in ARTICLE 7, (iii) perform any maintenance or repair required by SECTION 8.1, (iv) discharge any lien of the character referred to in SECTION 8.4, or (v) perform any other act on Tenant's part to be performed as in this Lease provided; provided, however, that, if Tenant's failure shall have created a situation which, in the reasonable opinion of Landlord, threatens imminent loss or impairment of Landlord's estate hereunder or Landlord's interest in the Demised Premises or imminent loss or damage to persons or property, or threatens civil and/or criminal penalties to Landlord, the Landlord may act immediately and without prior written notice to Tenant but Landlord shall attempt to give Tenant such notice as is reasonable under the circumstances. All reasonable sums so paid by Landlord and all necessary incidental and reasonable costs and expenses paid or incurred by Landlord in connection with the performance of any such act by Landlord, together with interest thereon from the date of making of such expenditure by Landlord at the Default Rate, shall be payable by Tenant to Landlord on demand.

                                   ARTICLE 11
                                    INDEMNITY

         SECTION 11.1. TENANT'S INDEMNITY AND LANDLORD'S NON-LIABILITY. (a) Neither Landlord nor Landlord's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns, and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to

Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless, subject to SECTION 24.8 hereof, due to the gross negligence or willful misconduct of Landlord or Landlord's agents or employees. However, even if such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages (including, without limitation, lost profits) in connection therewith. To the extent of Tenant's insurance coverage, Landlord, and its agents and employees, shall not be liable, for any loss or damage to any person or property due to the gross negligence of Landlord, its agents or employees.

         (b) No (i) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Demised Premises, (ii) failure of Landlord or others to make any such repairs or improvements, (iii) damage to the Demised Premises or Tenant's property, (iv) any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (v) latent defect in the Building or the Demised Premises, or (vi) inconvenience or annoyance to Tenant or injury to or interruption of the Tenant's business by reason of any of the events or occurrence referred to in the foregoing subdivisions (i) through (v) shall impose any liability on Landlord to Tenant, other than, subject to SECTION 24.8, such liability as may be imposed upon Landlord by law for Landlord's gross negligence.

         (c) Tenant hereby indemnifies and holds harmless Landlord and Landlord's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from (i) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (ii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant, or (iii) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, (iv) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises, resulting or claimed to have resulted from an act or omission of Tenant, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant, or (v) any claim made against Landlord or other obligation, liability, cost or expense incurred by Landlord with respect to toxic wastes, hazardous or dangerous materials or other similar substances affecting the Demised Premises, whether such substances affect the Demised Premises as the result of acts or omissions occurring before or during the term of this Lease. Tenant's obligations under this SECTION 11.1 shall survive the expiration or earlier termination of this Lease. Tenant shall pay to Landlord as Additional Rent, within five Business Days after submission of Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this
SECTION 11.1.

         (d) The provisions of this SECTION 11.1 shall survive the expiration or earlier termination of this Lease.

         SECTION 11.2. TENANT'S WAIVER OF SUBROGATION. Tenant shall procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against Landlord. Tenant shall not make any claim against or seek to recover from the Landlord for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance.

         SECTION 11.3. LANDLORD'S INDEMNITY AND TENANT'S NON-LIABILITY. (a) Neither Tenant nor Tenant's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Landlord or Landlord's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) invitees or licensees or any other occupant of the Demised Premises, and Landlord shall save Tenant, its successors and assigns, and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Landlord or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Landlord's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless due to the gross negligence or willful misconduct of Tenant or Tenant's agents or employees. However, even if such loss or damage is caused by the gross negligence or willful misconduct of Tenant, its agents or employees, Landlord waives, to the full extent permitted by law, any claim for consequential damages (including, without limitation, lost profits) in connection therewith. To the extent of Landlord's insurance coverage, Tenant, and its agents and employees, shall not be liable, for any loss or damage to any person or property due to the gross negligence of Tenant, its agents or employees.

         (b) No (i) performance by Tenant, Landlord or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Demised Premises, (ii) failure of Tenant or others to make any such repairs or improvements, (iii) damage to the Demised Premises or Landlord's property, (iv) any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (v) latent defect in the Building or the Demised Premises, or (vi) inconvenience or annoyance to Landlord or injury to or interruption of the Landlord's business by reason of any of the events or occurrence referred to in the foregoing subdivisions (i) through (v) shall impose any liability on Tenant to Landlord, other than, subject to SECTION 24.8, such liability as may be imposed upon Tenant by law for Tenant's gross negligence.

         (c) Landlord hereby indemnifies and holds harmless Tenant and Tenant's agents, employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from (i) any default by Landlord in the performance of any of the terms of this Lease on Landlord's part to be performed, or (ii) any acts, omissions or negligence of Landlord or any such person, or the contractors, agents, employees, invitees, licensees or assignees of Landlord or any such person, (iii) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises, resulting or claimed to have resulted from an act or omission of Landlord, or the contractors, agents, employees, invitees, licensees or assignees of Landlord, or (iv) any claim made against Tenant or other obligation, liability, cost or expense incurred by Tenant with respect to toxic wastes, hazardous or dangerous materials or other similar substances affecting the Demised Premises, caused by Landlord, or its contractors, agents, employees, invitees, licensees or assignees, whether such substances affect the Demised Premises as the result of acts or omissions occurring before or during the term of this Lease. Landlord's obligations under this SECTION 11.3 shall survive the expiration or earlier termination of this Lease. Tenant shall pay to Landlord as Additional Rent, within five Business Days after submission of Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this SECTION 11.3.

         (d) The provisions of this SECTION 11.3 shall survive the expiration or earlier termination of this Lease.

         SECTION 11.4. LANDLORD'S WAIVER OF SUBROGATION. Landlord shall procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against Tenant. Landlord shall not make any claim against or seek to recover from the Tenant for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance.

                                   ARTICLE 12
                               DAMAGE BY CASUALTY

         SECTION 12.1. NOTICE. Upon Tenant's knowledge thereof, Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

         SECTION 12.2. RESTORATION OF IMPROVEMENTS. (a) In the event the Demised Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and continuity and at its sole cost and expense to repair the Demised Premises to at least their condition prior to the fire or other casualty.

         (b) If the Demised Premises shall be (i) totally destroyed or (ii) so substantially damaged that Tenant, in the good faith judgment of its Board of Directors, determines that the Demised Premises cannot reasonably be rebuilt in a reasonable period of time (which shall be at least six months) given the needs of Tenant's business, then in either such event Tenant may elect by written notice to Landlord given within 60 days after the occurrence of such casualty, to terminate this Lease, effective thirty days after the giving of notice to Landlord; provided, however, that such election shall only be effective provided Tenant is not on the date of the giving of notice of its election to terminate this Lease or upon the date set for termination in default under this Lease, subject to any applicable notice and cure provisions.

                                   ARTICLE L3
                                 EMINENT DOMAIN

         SECTION 13.1. TAKING OF DEMISED PREMISES. If during the Term of this Lease all of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the "DATE OF SUCH TAKING"). If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable in Tenant's reasonable judgment, Tenant shall have the right to terminate this Lease by giving written notice to the Landlord of termination within 30 days after the Date of Such Taking.

         SECTION 13.2. SURRENDER. On the date of any termination under SECTION 13.1, Tenant shall immediately surrender to Landlord the Demised Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Such Taking if such date shall not be the same as the date of termination). Landlord may re-enter and take possession of the Demised Premises and remove Tenant therefrom.

         SECTION 13.3. RENT ADJUSTMENT FOR PARTIAL TAKING. If any portion of the Demised Premises (but less than the whole thereof) is so taken, and the Demised Premises shall remain tenantable for Tenant's purposes, and this Lease shall not terminate as above provided, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction, if any, in the area of the Demised Premises.

         SECTION 13.4. AWARDS. Upon any taking or purchase described in this ARTICLE L3, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or, except as provided in the immediately following sentence, anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award form the condemning authority attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord's award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

         SECTION 13.5. RECONSTRUCTION. If this Lease shall not terminate as above provided, Landlord shall proceed with reasonable diligence and continuity and at its sole cost and expense (except as hereinafter provided) to repair the Demised Premises to as nearly their condition prior to the taking or purchase as feasible.

                                   ARTICLE 14
                                     ACCESS

         SECTION 14.1. ACCESS TO DEMISED PREMISES. Landlord and Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof of the Building, if not performed by Tenant. At other reasonable times, and upon reasonable notice, Landlord may enter the Demised Premises upon prior notice to Tenants (a) to examine and make such repairs and replacements as Landlord may deem necessary or reasonably desirable to the Demised Premises, (b) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, or (c) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises in an emergency, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable therefor, nor in such event shall the obligations of Tenant hereunder be affected.

                                   ARTICLE 15
                            ASSIGNMENT AND SUBLETTING

         SECTION 15.1 CONSENT REQUIRED. (a) Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, nor sublet all or any part of the Demised Premises, without the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld, and any attempt to do any of such acts without such consent shall be null and void and of no effect. Except as provided below with respect to the exercise by Landlord or Siemens Medical Systems, Inc. ("Siemens") of their respective rights under the put/call described below, a transfer of control of Tenant, including, without being limited to, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior consent. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting. Notwithstanding the foregoing, the exercise by Landlord of its right to put its shares of Tenant to Siemens, or the exercise by Siemens of its right to call the shares of Tenant of Landlord, under the Stock Purchase, Reorganization and Joint Venture Agreement among Landlord, Siemens and others relating to Tenant dated as of December 10, 1987, as amended, shall not constitute an assignment of this Lease and this Lease shall in such event remain in full force and effect.

         (b) If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

         (c) Notwithstanding any assignment, mortgage, pledge, encumbrance, transfer or sublease of this Lease, Tenant shall remain fully liable for the performance of all of the terms, covenants, obligations and conditions of this Lease and shall not be released therefrom.

         (d) Notwithstanding any other provision of this ARTICLE 15, Tenant may assign this Lease to any affiliate of Landlord, provided Landlord remains liable for such affiliate's performance, including payment of rent, hereunder.

                                   ARTICLE 16
                                   BANKRUPTCY

         SECTION 16.1 BANKRUPTCY. If at any time alter the execution and delivery of this Lease, there shall be tiled by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord to be exercised within sixty (60) days after notice of the happening of any one or more of such events, may be canceled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, security deposit, or moneys received by it from Tenant or others on behalf of Tenant.

         SECTION 16.2. MEASURE OF DAMAGES. In the event of the termination of this Lease pursuant to SECTION 16.1, Landlord shall be entitled to the same rights and remedies as set forth in ARTICLE 17.

                                   ARTICLE 17
                                TENANT'S DEFAULT

         SECTION 17.1. EVENTS OF DEFAULT. This Lease and the term and estate hereby granted are subject to the limitation that:

         (a) Whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of ten business days after notice of such payment from Landlord; or

         (b) Whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default within fifteen (15) business days after notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of ten days, Tenant shall have such additional time, not to exceed sixty (60) days, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the ten day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after receipt of said notice and Landlord, in its reasonable judgment determines that the passage of such additional time shall not subject the Landlord, the Premises, any third party or any other physical property to any risk or liability); or

         (c)      Whenever Tenant shall abandon the Demised Premises; or

         (d) Whenever Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and/or the Building and such lien is not discharged or removed or bonded within thirty (30) days of its imposition;

then regardless and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may give to Tenant a notice ("TERMINATION NOTICE") of intention of Landlord to end the term of this Lease specifying a day not less than five business days thereafter and, upon giving the Termination Notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Expiration Date and all rights of Tenant shall terminate and Tenant shall remain liable for damages as hereinafter provided. From and after any date upon which Landlord is entitled to give a Termination Notice, Landlord, without further notice, may enter upon, re-enter, possess and repossess itself of the Demised Premises, by appropriate legal proceedings, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same. As used in this Lease the words "enter" and "re-enter" are not restricted to their technical legal meanings. Upon and after such entry into possession Landlord shall use commercially reasonable efforts to re-let the Demised Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such Rent, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such re-letting.

         SECTION 17.2. DAMAGES. (a) Tenant covenants and agrees that in the event of the expiration or termination of this Lease or re-entry by Landlord, under any of the provisions of this ARTICLE 17 or pursuant to law, by reason of default hereunder on the part of Tenant after the expiration of any applicable notice and cure periods, Tenant shall pay to Landlord, as damages with respect to this Lease, sums equal to the Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the days specified in this Lease following such termination or such re-entry and until the expiration date of the Lease provided, however, that if the Demised Premises shall be leased or re-let during said period, Landlord shall credit Tenant with the net rent, if any, received by Landlord from such leasing or re-letting, such net rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the reasonable expenses incurred or paid by Landlord in terminating this Lease or of reentering the Demised Premises and of securing possession thereof, as well as the reasonable expense of leasing and re-letting, including altering and preparing any portion of the Demised Premises for new tenants, brokers' commissions and all other expenses properly chargeable against the Demised Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent payable by Tenant to Landlord hereunder.

         (b) Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this
ARTICLE 17, or under provisions of any law, or had Landlord not re-entered the Demised Premises.

         (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

         SECTION 17.3. WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

                                   ARTICLE 18
                                    SURRENDER

         SECTION 18.1. POSSESSION. Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) and approved or permitted alterations excepted. Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

         SECTION 18.2. TENANT'S PROPERTY. After the expiration or other termination of the Lease all of Tenant's trade fixtures, personal property, and improvements remaining in the Demised Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

         SECTION 18.3. MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessee or subtenants in the Demised Premises or any part thereof.

         SECTION 18.4. PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Demised Premises, Landlord may receive and collect any sums of Rent due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner effect any pending suit or any judgment theretofore obtained.

                                   ARTICLE 19
                          CONDITION OF DEMISED PREMISES

         SECTION 19.1. CONDITION OF DEMISED PREMISES. Tenant acknowledges that the Demised Premises shall be delivered in "as is" condition and that any additional work required to be performed shall be performed at Tenant's sole cost and expense.

                                   ARTICLE 20
                               REMEDIES CUMULATIVE

         SECTION 20.1. NO WAIVER. No waiver by Landlord or Tenant of a breach of any covenant, agreement, obligation or condition of this Lease shall be construed to be waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

                                   ARTICLE 21
                 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

         SECTION 21.1. ESTOPPEL CERTIFICATE. Tenant shall at any time upon the request of Landlord, execute and deliver in form prepared by Landlord, an estoppel certificate certifying: The Commencement Date; the Expiration Date; the date to which Rent has been paid; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that to Tenant's knowledge there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); and such other matters as Landlord may reasonably request. Tenant's failure to deliver such certificate within 10 days of the demand therefore shall be a default hereunder; provided, however, that Tenant shall not be required to execute and deliver more than two such estoppel certificates during any calendar year.

         SECTION 21.2. SUBORDINATION. This Lease is and shall be subject and subordinate to all ground or underlying leases and deeds of trust which now or hereafter affect the Demised Premises and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof provided that Landlord procures, for the benefit to Tenant, a non-disturbance and attornment agreement, in customary form and substance, from the beneficiary under any such deed of trust or the ground lessor under any ground lease affecting the Land or the Building or the Demised Premises. Except as provided in the immediately preceding sentence, the provisions of this section shall be automatic and shall not require any further action. In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this Lease to such lease or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within 10 days after notice from Landlord requesting the execution thereof.

         SECTION 21.3. ATTORNMENT. If the interest of Landlord shall be acquired by any Mortgagee (as used herein the term "MORTGAGEE" shall include any holder of a mortgage or deed of trust encumbering the Demised Premises and any purchaser of the Demised Premises at foreclosure) by foreclosure or other proceedings to enforce the rights of the holder of any mortgage or deed of trust encumbering the Demised Premises, and such Mortgagee succeeds to the interest of Landlord hereunder, this Lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms hereof, and Tenant shall be bound to such Mortgagee under all of the terms, covenants and conditions of this Lease for the balance of the term then remaining, and extensions or renewals thereof that may be effected in accordance with the options contained herein, with the same force and effect as if such Mortgagee were the lessor or landlord hereunder and Tenant the lessee under the Lease. In such event, Tenant agrees to and does hereby attorn to such Mortgagee as its lessor, such attornment to be effective and self-operative immediately upon such Mortgagee succeeding to the interest of Landlord under the Lease. Tenant shall thereafter pay rent to Mortgagee from and after the time that Tenant receives written notice from Mortgagee that it has succeeded to the interest of Landlord under the Lease. The respective rights and obligations of Tenant and such Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extension or renewal, thereof, shall be and are the same as now set forth in this Lease.

                                   ARTICLE 22
                                 QUIET ENJOYMENT

         SECTION 22.1. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon payment by Tenant of the Basic Rent any other charges hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease (including, without being limited to, the provisions of ARTICLE 21).

                                   ARTICLE 23

                                     NOTICES

         SECTION 23.1. NOTICES. Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered on the second business day after it is deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in ARTICLE 1, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith, or when actually received if sent by recognized courier service or by hand delivery.

                                   ARTICLE 24
                            MISCELLANEOUS PROVISIONS

         SECTION 24.1. SURVIVAL OF TENANT'S OBLIGATION. Tenant's obligation to pay Rent under this Lease shall survive termination of this Lease.

         SECTION 24.2. APPLICABLE LAW AND CONSTRUCTION. (a) This Lease shall be governed by and construed under the laws of the State of Tennessee.

         (b) The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         SECTION 24.3. PARTIES BOUND. It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant's interest herein.

         SECTION 24.4. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Demised Premises, permissible uses of Demised Premises, the expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Demised Premises and is thoroughly acquainted with their condition, and agrees to accept the same "as is". All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

         SECTION 24.5. BROKERS. Tenant warrants that it has had no dealings with any broker, agent or any other person in connection with the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent with respect to this Lease on account of Tenant's acts. The provisions of this SECTION 24.5 shall survive the expiration or earlier termination of this Lease.

         SECTION 24.6. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

         SECTION 24.7. DEFINITION OF LANDLORD. As used in this Lease, the term "LANDLORD" shall mean only the owner, or the mortgagee in possession, for the time being, of the Demised Premises, so that in the event of any sale of the Demised Premises or of said lease, or in the event of a lease of the Demised Premises, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to perform and observe any and all covenants and obligations of Landlord hereunder.

         SECTION 24.8. EXCULPATORY CLAUSE. All separate and personal liability of Landlord or any officer, director, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord's estate in the Demised Premises for the payment of any claim against Landlord.

         SECTION 24.9. NO RECORDING. Tenant shall not record this Lease, or any portion or any reference hereto. In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord's option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease. Notwithstanding the foregoing, however, Tenant shall have the right to record a memorandum of this Lease in form acceptable to Landlord. Not later than five days after the expiration or earlier termination of this Lease, Tenant, at his sole cost and expense shall take all necessary actions to remove or release the Memorandum of Lease from recordation against the Demised Premises. In the event that Tenant fails to do so in such five days period, Landlord shall have the right to do so in Tenant's name and Tenant hereby irrevocably grants Landlord a power of attorney to act on Tenant's behalf for such purposes.

         SECTION 24.10. ENTIRE AGREEMENT; MODIFICATION. This Lease contains the entire agreement of the parties with respect to the subject matter hereof, and cannot be amended or modified except by written agreement. This Lease supercedes all prior leases and related agreements between the parties hereto with respect to the premises described herein, including, but not limited to, the Lease Agreement between Landlord's predecessor-in-interest, CTI, Inc., and Tenant dated as of August 20, 2000.

                                   ARTICLE 25
                                 OPTION TO RENEW

         SECTION 25.1. OPTION TO RENEW. Provided that Tenant is not in default hereunder beyond any applicable notice and cure periods on the date of the Notice to Renew (as hereinafter defined) or on the expiration date of the Initial Term or the first Renewal Term, as the case may be, Tenant shall have the right to extend the term of this Lease for the Renewal Term(s) described in
ARTICLE 1 hereof, upon the same terms and conditions as are herein provided except that the Basic Rent during said Renewal Term shall be as set forth in
SECTION 3.4 and there shall be no Landlord's contribution for additional alterations to the improvements. Such right shall be exercised by Tenant by giving notice to Landlord at least six months prior to the expiration date of the applicable term (the "NOTICE TO RENEW"). Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Lease.

         IN WITNESS WHEREOF, that parties hereto have caused this Lease to be executed as of the date first above written.

                                 LANDLORD:

                                 CTI MOLECULAR IMAGING, INC.

                                 By: /s/ Terry D. Douglass
                                    --------------------------------------------
                                 Name: Terry D. Douglass, Ph.D
                                 Title: President and Chief Executive Officer

                                 TENANT:

                                 CTI PET SYSTEMS, INC.

                                 By: /s/ Ronald Nutt
                                     --------------------------
                                 Name: Ronald Nutt
                                 Title: President